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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 28, 2000



                                  VENTAS, INC.
               (Exact name of registrant as specified in charter)


Delaware                           1-10989                       61-1055020
(State or other               (Commission File                  (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)


4360 Brownsboro Road, Suite 115, Louisville, Kentucky                 40207-1642
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (502) 357-9000



                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 5. Other Events

     On February 28, 2000, Ventas, Inc. (the "Company") completed the post-closing requirements set forth in its Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of January 31, 2000 (the "Amended Credit Agreement"), by and among Ventas Realty, Limited Partnership, a Delaware limited partnership, as borrower thereunder, each of the Company and Ventas LP Realty, L.L.C., a Delaware limited liability company, as guarantors, each of the Lenders therein named, Bank of America, N.A., as Administrative Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent. Under the terms of the Amended Credit Agreement, Ventas and its subsidiaries were required to execute and deliver to the Lenders, by no later than February 28, 2000, mortgages, deeds of trust, assignments, and other related documentation granting liens and security interests in substantially all of their real property assets and in other related assets. In its announcement, the Company indicated that agreements and documents satisfying the requirements of the Amended Credit Agreement had been so delivered. Under the terms of the Amended Credit Agreement, certain mortgages, assignments and other related documentation will be held in escrow pending receipt of third party consents and/or resolutions of certain other matters.

     The Company also announced that Steven T. Downey has resigned as its Chief Financial Officer to pursue other business opportunities. President and CEO Debra A. Cafaro will continue to be responsible for the Company's financial reporting and audit obligations. The Company and Mr. Downey have entered into a Separation and Release Agreement, dated February 29, 2000. The Company is searching for a new Chief Financial Officer.

     This Form 8-K includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding the Company's expected future financial position, results of operations, cash flows, financing plans, business strategy, expected lease income, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "would," "will," "should," "estimate," "expect," "intend," "may," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake any duty to update such forward-looking statements.

     Factors that may affect the plans or results of the Company include, without limitation, (1) the treatment of the Company's claims in the Chapter 11 proceedings of Vencor, Inc. ("Vencor") (OTC: VCRI), the Company's principal tenant, and the ability of Vencor to successfully reorganize under its Chapter 11 proceedings, (2) the ability of Vencor and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their obligations and duties under leases and other agreements with the Company and their existing credit agreements, (3) the extent of future healthcare reform and regulations, including cost containment measures and changes in reimbursement policies and procedures, (4) increases in the cost of borrowing for the Company,
(5) the ability of the Company to pay, refinance, restructure and/or extend its indebtedness as it becomes due, (6) the results of the ongoing settlement discussions pertaining to the billing disputes and other civil claims against the


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Company and Vencor by the U.S. Department of Justice and other litigation affecting Ventas, (7) the ability of the Company to meet the minimum distribution requirements to maintain REIT status, and (8) the success of the Company in implementing its business strategy and the nature and extent of future competition. Many of such factors are beyond the control of Ventas and its management.


     Copies of a representative Mortgage, a representative Assignment of Leases and Rents, the Separation and Release Agreement, and the press release issued by the Company on February 29, 2000 are included as exhibits to this filing and are incorporated herein by reference.


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Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

         Not applicable.

     (b) Pro Forma Financial Information.

         Not applicable.

     (c) Exhibits.

     10.1.1 Assignment of Leases and Rents, dated as of January 31, 2000, from Ventas Realty, Limited Partnership, Assignor, to Bank of America, N.A., as Administrative Agent, Assignee, with respect to Facility no. 111 located at Rolling Hills Health Care Center, 36255 St. Joseph Road, New Albany, Indiana (Floyd County).

     10.1.2 Mortgage, Open End Mortgage, Deed of Trust, Trust Deed, Deed to Secure Debt, Credit Line Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of January 31, 2000, between Ventas Realty, Limited Partnership, Mortgagor/Trustor/Grantor/Debtor, to Bank of America, N.A., as Administrative Agent, Mortgagee/Beneficiary/ Grantee/Secured Party, with respect to Facility no. 111 located at Rolling Hills Health Care Center, 36255 St. Joseph Road, New Albany, Indiana (Floyd County).

     10.1.3 Schedule of Agreements Substantially Identical in all Material Respects to Agreements filed as Exhibits 10.1.1 and 10.1.2 to this filing, pursuant to Instruction 2 to Item 601 of Regulation S-K.

     10.2 Separation and Release Agreement, dated February 29, 2000, between Ventas, Inc. and Steven T. Downey.

     99.1      Press Release dated February 29, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 8, 2000

                                        VENTAS, INC.


                                        By: /s/ T. Richard Riney
                                            ------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President
                                                   and General Counsel


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